Exhibit 25.2

united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

□ CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
TRUSTEE PURSUANT TO SECTION 305(b)(2)

CITIBANK, N.A.

(Exact name of trustee as specified in its charter)

13-5266470
(I.R.S. Employer Identification No.)

701 East 60th Street North
Sioux Falls, South Dakota
(Address of principal executive offices)

57104
(Zip code)

Danny Lee

388 Greenwich Street

New York, NY 10013

(212) 816-4936
(Name, address and telephone number of agent for service)

Santander UK Group Holdings plc
(Exact name of obligor as specified in its charter)

England	98 1266745
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2 Triton Square, Regent’s Place London NW1 3AN, England (Address of principal executive offices)	10003 (Zip code)

Senior Debt Securities
(Title of the indenture securities)

Item 1.	GENERAL INFORMATION. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject. Comptroller of Currency, Washington, D.C. Federal Deposit Insurance Corporation, Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers. Yes.

Item 2.	AFFILIATIONS WITH THE OBLIGOR. If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and upon information furnished by the obligor, the obligor is not an affiliate of the trustee.

Item 3 – 15.	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS. Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

1.	A copy of the Charter for Citibank, N.A., as now in effect (Exhibit 1 to T-1 to Registration Statement No. 2-79983).

2.	A copy of the certificate of authority of the Trustee to commence business (Exhibit 2 to T-1 to Registration Statement No. 2-29577).

3.	A copy of authorization of the Trustee to exercise corporate trust powers (Exhibit 3 to T-1 to Registration Statement No. 2-55519).

4.	A copy of existing By-Laws of the Trustee (Exhibit 4 to T-1 to Registration Statement No. 33-34988).

5	Not applicable.

6.	The consent of Trustee as required by Section 321(b) of the Trust Indenture Act of 1939 (Exhibit 6 to T-1 to Registration Statement No. 33-19227).

7.	Current Report of the Condition of Trustee, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 6th day of July, 2021.

CITIBANK, N.A.

By:	/s/ Danny Lee
Name: Danny Lee
Title: Senior Trust Officer

EXHIBIT 7

REPORT OF CONDITION

CITIBANK, N.A.

As of the close of business on March 31, 2021

ASSETS	Thousands of Dollars
Cash and balances due from depository institutions:	315,787,000
Securities:	432,932,000
Federal funds sold and securities purchased under agreement to resell:	67,513,000
Loans and leases held for sale:	4,585,000
Loans and leases net of unearned income, allowance:	633,930,000
Trading assets	138,199,000
Premises and fixed assets:	12,119,000
Other real estate owned:	33,000
Investments in unconsolidated subsidiaries and associated companies:	6,270,000
Direct and indirect investments in real estate ventures:	0
Intangible assets:	14,944,000
Other assets:	77,498,000
Total Assets:	1,684,634,000

LIABILITIES	Thousands of Dollars
Deposits	1,305,794,000
Federal funds purchased and securities sold under agreements to repurchase	79,2666,000
Trading liabilities	66,042,000
Other borrowed money:	67,117,000
Subordinated notes and debentures	12,000,000
Other Liabilities:	56,162,000
Total Liabilities:	1,520,339,000

EQUITY CAPITAL	Thousands of Dollars
Perpetual preferred stock and related surplus	2,100,000
Common Stock	751,000
Surplus:	146,607,000
Retained Earnings:	31,733,000
Accumulated other comprehensive income	(17,546,000)
Noncontrolling (minority) interests in consolidated subsidiaries	650,000
Total Equity Capital	164,295,000
Total Liabilities and Equity Capital	1,684,634,000